                                                                    EXHIBIT 16

November 23, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

       Science Applications International Corporation
       ----------------------------------------------

We have read Item 4 of Science Applications International Corporation's Form 8-K dated November 16, 1998 and are in agreement with the statements contained therein as they relate to PricewaterhouseCoopers LLP.

Yours very truly,

/s/ PRICEWATERHOUSECOOPERS LLP